CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A (Post Effective Amendment No. 2) of our report dated April 26, 2011 relating to the consolidated financial statements of Argentex Mining Corporation appearing in the Prospectus which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus, for the registration of up to 2,980,407 shares of its common stock.

“Morgan & Company”

Chartered Accountants

Vancouver, Canada
June 27, 2011